As filed with the Securities and Exchange Commission on June 30, 2011
Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Mark C. Allen	Copy to:
Senior Vice President and Chief Financial Officer
Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number
including area code of agent for service)	Donald Brodsky Judy Gechman Baker & Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 751-1600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	Registered (2)(3)	per Share(4)(5)	Offering Price(4)(5)	Registration Fee
Common Stock, $.001 par value	1,000,000	$18.65	$18,650,000	$2,165.26

(1)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan described herein.
(2)   Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Employee Stock Purchase Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3)   The securities to be registered are 1,000,000 additional shares reserved for issuance under the Registrant’s Employee Stock Purchase Plan.
(4)   Estimated solely for the purpose of calculating the registration fee.
(5)   Calculated pursuant to Rule 457(c) and (h)(1). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Employee Stock Purchase Plan is the price per share of $18.65, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 27, 2011.

EXPLANATORY NOTE
PART II
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3
EX-5
EX-23.1

EXPLANATORY NOTE
     By this registration statement, Denbury Resources Inc. (the “Company” or “we” or “our”) is registering an additional 1,000,000 shares of its common stock issuable under its Employee Stock Purchase Plan. The Company is also filing an amended 2004 Omnibus Stock and Incentive Plan (the “Omnibus Plan”) and an amendment to its Director Compensation Plan (the “Director Plan”). The contents of the following prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8: Registration Nos. 333-1006, 333-70485, 333-39218, 333-39224, 333-90398, 333-160178 and 333-143848.
     The Omnibus Plan is being filed herewith to correct a typographical error with regard to the number of shares that may be issued thereunder both with respect to restricted stock that vests and performance awards and to reflect subsequent amendments. The Omnibus Plan was previously filed on May 25, 2010 as an exhibit to a Form 8-K following stockholder approval of an increase in the number of shares available under the Omnibus Plan.
     The Director Plan, last filed on June 16, 2005 as an exhibit to Form S-8, is being filed to reflect an extension of the expiration date previously approved by the Company’s board of directors in February 2009, extending the term of the Director Plan to July 1, 2015 and an increase in shares available under the Director Plan due to stock splits.
Documents Incorporated by Reference
     Any reports filed by us with the Securities and Exchange Commission (“SEC”) after the date of this Registration Statement and before the date that the offering of the securities by means of this Registration Statement is terminated will automatically update and, where applicable, supersede any information contained in this Registration Statement or incorporated by reference in this Registration Statement. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:
1. Our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 1, 2011, and amended on Form 10-K/A as filed on March 31, 2011;
2. Our Annual Report on Form 11-K for the year ended December 31, 2010 filed on March 31, 2011;
3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed May 10, 2011; and
4. Our Current Reports on Form 8-K (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) filed on: February 3, 2011; February 3, 2011; February 7, 2011, February 22, 2011; March 24, 2011; May 10, 2011; May 20, 2011; May 20, 2011; and June 21, 2011.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
(a) Exhibits.
     The following documents are filed as a part of this registration statement.

Exhibit
Number	Document Description
4.1	Amendment to Employee Stock Purchase Plan (Updated as of May 18, 2011)

4.2	2004 Omnibus Stock and Incentive Plan (Updated as of December 29, 2010)

4.3	Amendment to Director Compensation Plan (Updated as of June 29, 2011)

5	Opinion of Baker & Hostetler LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 29, 2011.

Denbury Resources Inc.
By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Phil Rykhoek, Mark C. Allen and Alan Rhoades, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

June 29, 2011	/s/ Phil Rykhoek
Phil Rykhoek
Director and Chief Executive Officer (Principal Executive Officer)

June 29, 2011	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

June 29, 2011	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer (Principal Accounting Officer)

June 29, 2011	/s/ Wieland F. Wettstein
Wieland F. Wettstein
Chairman of the Board

June 29, 2011	/s/ Michael L. Beatty
Michael L. Beatty
Director

June 29, 2011	/s/ Michael B. Decker
Michael B. Decker
Director

June 29, 2011	/s/ Ronald G. Greene
Ronald G. Greene
Director

June 29, 2011	/s/ David I. Heather
David I. Heather
Director

June 29, 2011	/s/ Gregory L. McMichael
Gregory L. McMichael
Director

June 29, 2011	/s/ Gareth Roberts
Gareth Roberts
Director

June 29, 2011	/s/ Randy Stein
Randy Stein
Director

INDEX TO EXHIBITS

Exhibit
Number	Document Description
4.1	Amendment to Employee Stock Purchase Plan (Updated as of May 18, 2011)

4.2	2004 Omnibus Stock and Incentive Plan (Updated as of December 29, 2010)

4.3	Amendment to Director Compensation Plan (Updated as of June 29, 2011)

5	Opinion of Baker & Hostetler LLP

23.1	Consent of PricewaterhouseCoopers LLP